UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2009

MASTER SILICON CARBIDE INDUSTRIES, INC.

      (Exact name of Registrant as specified in charter)

Nevada	000-52988	01- 0728141
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

558 Lime Rock Road, Lakeville, Connecticut	06039
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (860) 435-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐           Soliciting material pursuant to Rule14a-12 under the Exchange Act  (17CFR240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under theExchange Act (17CFR240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17CFR240.13e-4(c))

Item 8.01	Other Events

On November 2, 2009, Master Silicon Carbide Industries, Inc. (the “Registrant”), formerly a Delaware corporation, completed its reincorporation in Nevada by a merger of the Registrant with and into its wholly-owned subsidiary, Master Silicon Carbide Industries, Inc., a newly formed Nevada corporation (the “Reincorporation”). The Reincorporation effected a change in the Registrant’s legal domicile from Delaware to Nevada. The Registrant’s business, assets, liabilities, and headquarters were unchanged as a result of the Reincorporation and the directors and officers of the Registrant prior to the Reincorporation continued to serve the Registrant after the reincorporation. In addition, the Registrant’s stockholders automatically became stockholders of Master Silicon Carbide Industries, Inc. on a share-for-share basis. The Registrant’s shares will continue to be traded on the Over-the-Counter Bulletin Board under the symbol “MAST”.

The Reincorporation was approved by the written consent by the stockholders holding the majority of the outstanding common shares of the Registrant as of September 30, 2009. A Certificate of Merger and Articles of Merger were filed with the Secretaries of State of Delaware and Nevada respectively on November 2, 2009 to effect the reincorporation. The forms of such Certificate of Merger and Articles of Merger are hereby incorporated by reference to the Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission (the “SEC”) on October 13, 2009.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2009

MASTER SILICON CARBIDE INDUSTRIES, INC.

(Registrant)

By:	/s/ Mary E. Fellows
Name:	Mary E. Fellows
Title:	Executive Vice President and Secretary